Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
AMERICAN RAILCAR INDUSTRIES, INC.
The undersigned, under the provisions and subject to the requirements of the laws of the State of North Dakota (particularly (i) Chapter 10-19.1 of the North Dakota Century Code, generally known as the North Dakota Business Corporation Act, and (ii) Chapter 10-35 of the North Dakota Century Code, generally known as the North Dakota Publicly Traded Corporations Act, and the acts amendatory thereof and supplemental thereto, collectively referred to hereinafter as the “Corporation Laws of the State of North Dakota”), hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “Corporation”) is American Railcar Industries, Inc.
SECOND: The name of the commercial registered agent in the State of North Dakota is CT Corporation System.
THIRD: The effective date of incorporation of the Corporation shall be the date that the Secretary of Sate of the State of North Dakota issues the Corporation’s Certificate of Incorporation.
FOURTH: The Corporation expressly elects to be governed by the North Dakota Publicly Traded Corporations Act.
FIFTH: The total number of shares that the Corporation shall have authority to issue is 51,000,000, consisting of 50,000,000 shares of common stock, all of a par value of one cent ($.01) each (“Common Stock”), and 1,000,000 shares of preferred stock, all of a par value of one cent ($.01) each (“Preferred Stock”). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:
I.	Preferred Stock
A.
The Preferred Stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of preferred stock hereinabove authorized.

B.
To the extent not prohibited by §10-35-17 of the North Dakota Publicly Traded Corporations Act, or any successor provision thereto, authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of preferred stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such series including, without limitation, the following:

1.
the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

2.
whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers, except that in no instance may any shares of any series be granted or have cumulative voting rights;

3.
the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

4.
whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

5.
the relative amounts, and the relative rights or preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

6.
whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

7.
whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

8.
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock (as defined below) or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

9.
the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

10.
any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FIFTH or any resolution of the Board of Directors pursuant hereto.

II.	Common Stock
A.
To the extent not prohibited by §10-35-17 of the North Dakota Publicly Traded Corporations Act, or any successor provision thereto, Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not canceled shall not exceed the total number of shares of Common Stock hereinabove authorized.

B.
Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in his name on the books of the Corporation. No shares of Common Stock shall have cumulative voting rights.

C.
Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FIFTH, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

D.
In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled and subject to the rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FIFTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably accordingly to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

SIXTH: The name and the mailing address of the incorporator is as follows:

NAME	ADDRESS

Dale C. Davies	c/o American Railcar Industries, Inc.,
100 Clark Street, St. Charles, MO 63301
SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided that:
1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.
2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot.
3. Subject to the limitations set forth in these Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation and the shareholders of the Corporation may adopt, amend or repeal the Bylaws of the Corporation in the manner provided in the Bylaws, in accordance with Section 10-19.1-31 of the North Dakota Business Corporations Act, or any successor provision thereto, and Section 10-35-05 of the North Dakota Publicly Traded Corporations Act, or any successor provision thereto.
4. The Corporation shall not, other than by an amendment to these Amended and Restated Articles of Incorporation duly adopted by the shareholders of the Corporation, adopt or approve any “rights plan,” “poison pill” or other similar plan, agreement or device designed to prevent or make more difficult a hostile takeover of the Corporation by increasing the cost to a potential acquirer of such a takeover either through the issuance of new rights, shares of common stock or preferred stock or any other security or device that may be issued to shareholders of the Corporation other than all shareholders of the Corporation that carry severe redemption provisions, favorable purchase provisions or otherwise.

EIGHTH: No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 10-19.1-95 of the North Dakota Business Corporations Act or Section 10-04-17 of the North Dakota Century Code, or any successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
NINTH: The Corporation may, to the fullest extent permitted by the Corporation Laws of the State of North Dakota, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to or covered therein, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
TENTH: Provisions Relating to the Founding Shareholders.
1. Founding Shareholders. In anticipation that Carl C. Icahn, entities controlled by him (collectively with Carl C. Icahn, and as further defined below, the “Founding Shareholders”) and the Corporation may engage, directly or indirectly, in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Founding Shareholders (including potential service of officers, directors, members, shareholders, partners or employees of the Founding Shareholders as officers, directors and employees of the Corporation), the provisions of this ARTICLE TENTH are set forth to regulate, define and guide, to the fullest extent permitted by the Corporation Laws of the State of North Dakota, the conduct of certain affairs of the Corporation as they may involve the Founding Shareholders and their respective officers, directors, members, partners, shareholders and employees and the powers, rights and duties of the Corporation and the Founding Shareholders and their respective officers, directors, members, partners, shareholders and employees in connection therewith. The following provisions shall be applicable to the maximum extent permitted by applicable provisions of North Dakota law.
2. Competition and Corporate Opportunities. None of the Founding Shareholders or any director, officer, member, partner, shareholder or employee of any Founding Shareholder (each, acting in such capacity, a “Specified Party”), independently or with others, shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation and that might be in direct or indirect competition with the Corporation. In the event that any Founding Shareholder or Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any Founding Shareholder or Specified Party, as applicable, and the Corporation, none of the Founding Shareholders or Specified Parties shall have any duty to communicate or offer such corporate opportunity to the Corporation, and any Founding Shareholder and Specified Party shall be entitled to pursue or acquire such corporate opportunity for itself or to direct such corporate opportunity to another person or entity and the Corporation shall have no right in or to such corporate opportunity or to any income or proceeds derived therefrom.

3. Allocation of Corporate Opportunities.
a. To the maximum extent permitted by applicable North Dakota law, in the event that a director, officer or employee of the Corporation who is also a Founding Shareholder or Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise is then exploiting any corporate opportunity, subject to Section 3(b) of this ARTICLE TENTH, the Corporation shall have no interest in such corporate opportunity and no expectation that any corporate opportunity be offered to the Corporation, any such interest or expectation being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Founding Shareholder or Specified Party (i) shall have no duty to communicate or present such corporate opportunity to the Corporation, (ii) shall have the right to hold any such corporate opportunity for its own account or to recommend, sell, assign or transfer such corporate opportunity to persons other than the Corporation and (iii) shall not breach any fiduciary duty to the Corporation by reason of the fact that such Founding Shareholder or Specified Party pursues or acquires any such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.
b. Notwithstanding the provisions of Sections 2 and 3(a) of this ARTICLE TENTH, the Corporation does not renounce any interest or expectation it may have in any corporate opportunity that is offered to any Founding Shareholder or Specified Party, if such opportunity is expressly offered to such Founding Shareholder or Specified Party solely in, and as a direct result of, his or her capacity as a director, officer or employee of the Corporation.
c. No amendment or repeal of this Section 3 of this ARTICLE TENTH shall apply to or have any effect on the liability or alleged liability of any Founding Shareholder or Specified Party for or with respect to any corporate opportunity of which such Founding Shareholder or Specified Party becomes aware prior to such amendment or repeal.
4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE TENTH, a corporate opportunity shall not be deemed to belong to the Corporation, and the Corporation hereby renounces any interest therein, if it is a business opportunity that the Corporation is not financially able, contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectation.

5. Certain Definitions. For purposes of this ARTICLE TENTH only, (i) the term “Corporation” shall mean the Corporation and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, except that for purposes of determining those persons who are directors of the Corporation, such term shall mean the Corporation without regard to any other entities in which it may hold an interest, and (ii) the term “Founding Shareholder” shall mean a Founding Shareholder and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities (other than the Corporation) in which such Founding Shareholder beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar interests and shall also include those entities that constitute its corporate members or partners.
6. Expiration of Certain Provisions. Notwithstanding anything in these Amended and Restated Articles of Incorporation to the contrary, the provisions of this ARTICLE TENTH shall expire as to any Specified Party on the date that such person ceases to be a Specified Party. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE TENTH nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with any provision of this ARTICLE TENTH shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE TENTH, would accrue or arise prior to such alteration, amendment, repeal or adoption.
7. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TENTH.
ELEVENTH: From time to time any of the provisions of these Amended and Restated Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Corporation Laws of the State of North Dakota at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by these Amended and Restated Articles of Incorporation are granted subject to the provisions of this ARTICLE ELEVENTH.
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